                                                                   Exhibit 99.12

                     KEY  AUTO FINANCE TRUST 1999-1
                     SUMMARY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                     Servicer: Key Bank USA, N.A.
                     Indenture Trustee: Bankers Trust Company
                     Owner Trustee: Chase Manhattan Bank Delaware


Distribution Period: January 1, 1999 to December 31, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing  Agreement                                     Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                            ----------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                             107,999,999.99                      1000.0000000
          Class A-2 Note  Amount                                              35,051,535.14                         0.2339889
          Class A-3 Note  Amount                                                       0.00                         0.0000000
          Class A-4 Note  Amount                                                       0.00                         0.0000000
          Class B  Note  Amount                                                3,507,237.76                         0.0906193
          Class C  Note  Amount                                                2,468,015.92                         0.0906193
          Certificates  Amount                                                   924,396.68                         0.0731657

(ii)  Interest Distribution
          Class A-1 Note  Amount                                               1,541,764.31                         0.0000000
          Class A-2 Note  Amount                                               5,701,864.94                         4.3941667
          Class A-3 Note  Amount                                               3,945,785.50                         4.6916667
          Class A-4 Note  Amount                                               5,969,822.83                         4.8583333
          Class B  Note  Amount                                                1,674,854.79                         5.0000000
          Class C  Note  Amount                                                1,390,727.10                         5.9000000
          Certificates  Amount                                                   856,233.54                         7.8166667

(iii)    Total Pool Balance of Notes and Certificates (end                   423,421,104.49
of Collection Period)

(iv)    Class A-1 Notes Balance (end of Collection Period)                             0.00
        Class A-1 Pool Factor (end of Collection Period)                                                            0.0000000
        Class A-2 Notes Balance (end of Collection Period)                   114,748,464.85
        Class A-2 Pool Factor (end of Collection  Period)                                                           0.7660111
        Class A-3 Notes Balance (end of Collection Period)                    96,300,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                            1.0000000
        Class A-4 Notes Balance (end of Collection Period)                   140,700,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                            1.0000000
        Class B Notes Balance (end of Collection Period)                      35,195,762.24
        Class B Pool Factor (end of Collection Period)                                                              0.9093807
        Class C Notes Balance (end of Collection                              24,766,984.08
        Class C Pool Factor (end of Collection Period)                                                              0.9093807
        Certificates Balance (end of Collection                               11,709,893.32
        Certificates Pool Factor (end of Collection                                                                 0.9268343

(v)  Basic Servicing Fee                                                       3,719,488.20                         0.6550101

(vi)   Aggregate Realized Losses                                               7,076,427.42
       Aggregate Net Losses                                                    7,500,299.61
       Cumulative Net Losses for all periods                                   5,229,730.51



                          KEY AUTO FINANCE TRUST 1999-1
             SUMMARY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Distribution Period: January 1, 1999 to December 31, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing  Agreement                                     Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                            ----------------------------------
(vii)   Reserve Account Balance after Giving Effect                           12,639,420.26
to Payments
       Made on Distribution Date
         Specified Reserve Account Balance after Giving                       12,639,420.26
Effect to Payments
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                    0.00
        Draws on Reserve Account                                                       0.00
        Deposits to Reserve Account                                                    0.00

(viii)  Class A-1 Notes Interest Carryover Shortfall                                   0.00                         0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                   0.00                         0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                   0.00                         0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                   0.00                         0.0000000
        Class B Notes Interest Carryover Shortfall                                     0.00                         0.0000000
        Class C Notes Interest Carryover Shortfall                                     0.00                         0.0000000
        Certificates Interest Carryover Shortfall                                      0.00                         0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                  0.00                         0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                  0.00                         0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                  0.00                         0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                  0.00                         0.0000000
        Class B Notes Principal Carryover Shortfall                                    0.00                         0.0000000
        Class C Notes Principal Carryover Shortfall                                    0.00                         0.0000000
        Certificates Principal Carryover Shortfall                                     0.00                         0.0000000

(ix)  Additional Principal Distributable Amount                               15,357,778.16

(x)  Aggregate Purchase Amount of Receivables Repurchased                         10,866.79
by the Seller or purchased by Servicer

(xi)  Delinquent Contracts
                                                                        Number                           Balance
                                                            ------------------------------------------------------------------
           30-59 Days                                                     717                                   10,803,284.26
           60-89 Days                                                     277                                    4,084,233.52
           90 Days or More                                                169                                    2,530,953.01
      Financed Vehicles Repossessed but not yet charged off                72                                       796,516.70


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